EXHIBIT 99.1

FOR IMMEDIATE RELEASE: January 24, 2013

SIMMONS FIRST ANNOUNCES 27% INCREASE IN FOURTH QUARTER EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced fourth quarter 2012 net income of $8.0 million, a 27.4% increase compared to $6.3 million for the same quarter in 2011. Diluted earnings per share were $0.48, an $0.11, or 29.8% increase over the same period in 2011. For the year ended December 31, 2012, net income was $27.7 million, or $1.64 diluted earnings per share, compared to $1.47 per share for 2011, an increase of $0.17, or 11.6%.

On October 19, 2012, the Company announced that its wholly-owned bank subsidiary, Simmons First National Bank, entered into a purchase and assumption agreement with loss share arrangements with the FDIC to purchase $180 million in assets and assume substantially all of the deposits and other liabilities of Excel Bank of Sedalia, Missouri. The Company recognized a pre-tax bargain purchase gain of $2.3 million on this transaction and incurred pre-tax merger related costs of $1.1 million. After taxes, the combined non-recurring items from the transactions contributed $735,000 to net income, or $0.04 to diluted earnings per share.

“There are many positives with our earnings announcement. Personally I believe the 27% net income growth is a major accomplishment. Even more significant is the way it was accomplished through the execution of our strategic plan, which resulted in the deployment of our excess capital in two strategic acquisitions, continued improvement in our asset quality numbers that were already strong and new initiatives that were introduced in all eight of our banks that resulted in good growth in our loan portfolios and customer relationships,” commented J. Thomas May, Chairman and CEO.

Loans

Total loans, including those acquired, were $1.9 billion at December 31, 2012, an increase of $184.3 million, or 10.6%, compared to the same period in 2011. Loans acquired in FDIC-assisted acquisitions grew $135.6 million, net of discounts, and legacy loans (excluding acquired loans) grew $48.7 million, or 3.1%. “This was the second consecutive quarter of organic loan growth.  While not enough to call a trend, we believe it is very positive in that the growth is coming throughout our markets in Arkansas, Kansas and Missouri. Needless to say, the economy remains in a slow recovery, which makes this growth even more significant,” added May.

Deposits

At December 31, 2012, total deposits were $2.9 billion, an increase of $224 million, or 8.4%, compared to the same period in 2011. Deposits acquired in the Excel acquisition were $117 million at quarter end. Total non-time deposits totaled $2.0 billion, or 70% of total deposits.

Net Interest Income

The Company’s net interest income for the fourth quarter of 2012 was $30.6 million, an increase of $3.3 million, or 12.1%, from the same period of 2011. Net interest margin was 3.99% for the quarter ended December 31, 2012. Included in interest income for the period is the additional yield accretion recognized as a result of updated estimates of the cash flows of the loan pools acquired in the Company’s 2010 FDIC-assisted transactions. Each quarter, the Company estimates the cash flows expected to be collected from the acquired loan pools, and adjustments may or may not be required. The cash flows estimate has increased based on payment histories and reduced loss expectations of the loan pools. This resulted in increased interest income that is spread on a level-yield basis over the remaining expected lives of the loan pools. The increases in expected cash flows also reduce the amount of expected reimbursements under the loss sharing agreements with the FDIC, which are recorded as indemnification assets. The impact of the adjustments on the Company’s financial results for the current reporting period is shown below:

	Three Months Ended		Year Ended
(In thousands)	December 31, 2012		December 31, 2012
	2012	2011	2012	2011
Impact on net interest income	$2,647	$1,124	$11,751	$1,124
Non-interest income	(2,510)	(978)	(10,755)	(978)

Net impact to pre-tax income	$137	$146	$997	$146

Because these adjustments will be recognized over the remaining lives of the loan pools and the remainder of the loss sharing agreements, respectively, they will impact future periods as well. The current estimate of the remaining accretable yield adjustment that will positively impact interest income is $19.2 million and the remaining adjustment to the indemnification assets that will reduce non-interest income is $16.8 million. Of the remaining adjustments, we expect to recognize $9.6 million of interest income and a $9.1 million reduction of non-interest income, for a net addition to pre-tax income of approximately $540,000 during 2013. The accretable yield adjustments recorded in future periods will change as the Company continues to evaluate expected cash flows from the acquired loan pools.

Non-Interest Income

Non-interest income for the fourth quarter was $14.8 million, compared to $12.8 million for the fourth quarter of 2011. “There was a $1.5 million incremental decrease in non-interest income compared to the fourth quarter last year due to reductions of the indemnification assets resulting from increased cash flows expected to be collected from the FDIC covered loan portfolios,” reiterated May. “Excluding the indemnification asset adjustment and a non-recurring $2.3 million bargain purchase gain on the Excel Bank acquisition, non-interest income increased $1.1 million, or 8.9%.”

Non-Interest Expense

Non-interest expense for the fourth quarter of 2012 was $32.2 million, an increase of $3.7 million compared to the same period in 2011. “Included in the quarter were $1.1 million in merger related expenses and $2.4 million in normal operating expenses attributable to our FDIC-assisted acquisitions. Normalized for these acquisition related items, non-interest expense for the quarter increased by only 1%. Obviously, we continue to have good expense control as a result of the implementation of our efficiency initiatives,” added May.

Asset Quality

Beginning in 2010, the Company has acquired loans and foreclosed real estate (“OREO”) through FDIC-assisted acquisitions. Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of covered loans and OREO. The acquired loans and OREO and any related FDIC loss share indemnification asset were presented in the Company's financial reports with a carrying value equal to the discounted net present value of expected future proceeds. At December 31, 2012, acquired loans covered by loss share were carried at $211 million, OREO covered by loss share was carried at $28 million and the FDIC loss share indemnification asset was carried at $75 million. Acquired loans and OREO not covered by loss share were carried at $83 million and $12 million, respectively. As a result of  using the discounted net present value method of valuing these assets, and due to the significant protection against possible losses provided by the FDIC loss share indemnification, all acquired assets, with the exception of OREO not covered by loss share, are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

The Company's allowance for loan losses was $27.9 million at December 31, 2012, or 1.71% of total loans and 232% of non-performing loans. Non-performing loans as a percent of total loans were 0.74% as of December 31, 2012 compared to 0.73% as of September 30, 2012. “Included in our non-performing assets was $11.8 million, net of a credit mark, of non-covered OREO we acquired in our two recent FDIC-assisted transactions. Normalizing for the acquired OREO, our legacy non-performing assets decreased $1.2 million for the previous quarter. Our legacy non-performing assets as a percent of total assets of 0.96% as of December 31, 2012 continues to compare favorably to the industry and our peer group,” commented May. For the fourth quarter, the annualized net charge-off ratio, excluding credit cards, was 0.24%, and the annualized credit card charge-off ratio was 1.54%.

Capital

At December 31, 2012, stockholders' equity was $406 million, book value per share was $24.55 and tangible book value per share was $20.66. The Company's ratio of stockholders' equity to total assets was 11.5% and its ratio of tangible common equity to tangible assets was 9.9%, as of December 31, 2012.

“Our exceptional level of capital puts us in the 82nd percentile of our peer group and allows us to actively pursue the right opportunities that meet our strategic plan regarding mergers and acquisitions,” continued May. As of December 31, 2012, the Company’s regulatory capital ratios remain significantly higher than regulatory “well capitalized” guidelines:

	“Well Capitalized”	SFNC
Tier 1 Leverage Ratio	5.00%	10.81%
Tier 1 Risk-Based Capital Ratio	6.00%	19.08%
Total Risk-Based Capital Ratio	10.00%	20.34%

Stock Repurchase Program

During 2012, the Company repurchased approximately 726,000 shares at an average price of $24.24. The Company plans to continue to allocate its earnings, less dividends, to its stock repurchase program.

Simmons First National Corporation

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company’s eight banks conduct financial operations from 96 offices, of which 92 are financial centers, in 55 communities in Arkansas, Missouri and Kansas, including its recently acquired branches in Missouri. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC”.

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, January 24, 2013. Interested persons can listen to this call by dialing 1-888-438-5524 (United States and Canada only) and asking for the Simmons First National Corporation conference call. A replay of the call will be available through 5:00 p.m. Central Time on January 30, 2013, by dialing 1-888-203-1112. The passcode for the replay is 1242917. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2012	2012	2012	2012	2011
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$47,470	$40,356	$29,708	$34,314	$35,087
Interest bearing balances due from banks	467,984	440,524	515,874	642,929	535,119
Federal funds sold	22,343	7,571	-	750	-
Cash and cash equivalents	537,797	488,451	545,582	677,993	570,206
Investment securities - held-to-maturity	496,141	510,630	525,522	481,314	525,444
Investment securities - available-for-sale	191,342	205,051	166,966	176,466	172,212
Mortgage loans held for sale	25,367	23,980	15,495	24,351	22,976
Assets held in trading accounts	6,224	7,002	7,812	7,708	7,541
Loans:
Not covered by FDIC loss share agreements	1,628,513	1,623,401	1,614,736	1,543,653	1,579,769
Acquired, not covered by FDIC loss share agreements
(net of discounts)	82,764	73,023	-	-	-
Covered by FDIC loss share agreements (net of discounts)	210,842	163,657	114,189	129,735	158,075
Allowance for loan losses	(27,882)	(28,145)	(28,397)	(28,325)	(30,108)
Net loans	1,894,237	1,831,936	1,700,528	1,645,063	1,707,736
FDIC indemnification asset	75,286	59,547	35,038	39,978	47,683
Premises and equipment	87,557	85,969	85,171	85,784	86,486
Foreclosed assets not covered by FDIC loss share agreements	33,352	29,665	23,947	24,542	22,887
Foreclosed assets covered by FDIC loss share agreements	27,620	26,466	11,252	11,705	11,685
Interest receivable	14,530	15,253	12,975	13,319	15,126
Bank owned life insurance	52,066	51,681	51,326	50,934	50,579
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	3,760	2,549	1,431	1,505	1,579
Other assets	21,605	16,195	13,494	18,786	17,384
Total assets	$3,527,489	$3,414,980	$3,257,144	$3,320,053	$3,320,129

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$576,655	$543,380	$517,854	$521,202	$532,259
Interest bearing transaction accounts and savings deposits	1,421,137	1,343,784	1,290,954	1,282,763	1,239,504
Time deposits less than $100,000	505,773	521,259	467,503	485,134	499,809
Time deposits greater than $100,000	370,598	386,872	352,973	365,478	378,825
Total deposits	2,874,163	2,795,295	2,629,284	2,654,577	2,650,397
Federal funds purchased and securities
sold under agreements to repurchase	104,078	64,829	70,220	106,224	114,766
Other borrowings	89,441	88,852	90,866	90,312	90,170
Subordinated debentures	20,620	20,620	30,930	30,930	30,930
Accrued interest and other liabilities	33,125	41,136	28,431	28,698	25,955
Total liabilities	3,121,427	3,010,732	2,849,731	2,910,741	2,912,218

Stockholders' equity:
Common stock	165	167	170	172	172
Surplus	96,587	99,156	105,825	110,976	112,436
Undivided profits	309,053	304,343	300,917	297,776	294,864
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	257	582	501	388	439
Total stockholders' equity	406,062	404,248	407,413	409,312	407,911
Total liabilities and stockholders' equity	$3,527,489	$3,414,980	$3,257,144	$3,320,053	$3,320,129

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2012	2012	2012	2012	2011
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$43,691	$36,603	$35,899	$37,469	$35,132
Interest bearing balances due from banks	490,532	479,435	550,512	576,416	546,478
Federal funds sold	8,931	2,850	363	281	99
Cash and cash equivalents	543,154	518,888	586,774	614,166	581,709
Investment securities - held-to-maturity	511,203	496,102	508,293	496,002	501,812
Investment securities - available-for-sale	194,815	178,247	172,539	172,523	173,360
Mortgage loans held for sale	17,804	19,334	17,623	17,076	20,035
Assets held in trading accounts	7,701	7,780	7,831	6,845	7,375
Loans:
Not covered by FDIC loss share agreements	1,633,710	1,637,437	1,579,166	1,550,341	1,590,584
Acquired, not covered by FDIC loss share agreements
(net of discounts)	82,764	12,700	-	-	-
Covered by FDIC loss share agreements (net of discounts)	218,135	117,809	120,695	141,563	168,506
Allowance for loan losses	(28,660)	(29,228)	(29,339)	(30,896)	(29,730)
Net loans	1,905,949	1,738,718	1,670,522	1,661,008	1,729,360
FDIC indemnification asset	66,994	39,476	38,563	44,845	50,180
Premises and equipment	87,784	85,173	85,629	86,187	86,881
Foreclosed assets not covered by FDIC loss share agreements	34,883	24,945	24,322	23,279	22,702
Foreclosed assets covered by FDIC loss share agreements	29,779	14,521	12,079	13,048	12,409
Interest receivable	15,154	13,484	12,877	13,847	16,071
Bank owned life insurance	51,864	51,507	51,133	50,761	50,362
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	2,955	1,614	1,467	1,541	1,685
Other assets	3,574	14,991	15,114	17,952	18,562
Total assets	$3,534,218	$3,265,385	$3,265,371	$3,279,685	$3,333,108

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$570,800	$504,923	$502,884	$494,366	$535,663
Interest bearing transaction accounts and savings deposits	1,405,956	1,291,141	1,282,616	1,252,972	1,228,495
Time deposits less than $100,000	523,050	477,275	477,588	492,354	508,847
Time deposits greater than $100,000	380,843	361,504	360,233	371,168	388,470
Total deposits	2,880,649	2,634,843	2,623,321	2,610,860	2,661,475
Federal funds purchased and securities
sold under agreements to repurchase	101,815	72,381	82,738	108,841	107,750
Other borrowings	89,617	90,307	89,606	89,920	91,552
Subordinated debentures	20,620	30,594	30,930	30,930	30,930
Accrued interest and other liabilities	33,227	30,219	29,077	27,417	31,303
Total liabilities	3,125,928	2,858,344	2,855,672	2,867,968	2,923,010
Total stockholders' equity	408,290	407,041	409,699	411,717	410,098
Total liabilities and stockholders' equity	$3,534,218	$3,265,385	$3,265,371	$3,279,685	$3,333,108

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2012	2012	2012	2012	2011
(in thousands, except per share data)
INTEREST INCOME
Loans not covered by loss share agreements	$23,912	$23,192	$22,358	$22,272	$23,370
Loans covered by FDIC loss share agreements	6,759	5,041	4,994	5,973	4,513
Federal funds sold	4	2	1	-	1
Investment securities	3,106	3,027	3,313	3,275	3,568
Mortgage loans held for sale	149	171	164	153	198
Assets held in trading accounts	11	12	13	12	7
Interest bearing balances due from banks	301	267	349	303	324
TOTAL INTEREST INCOME	34,242	31,712	31,192	31,988	31,981
INTEREST EXPENSE
Time deposits	1,807	1,863	2,004	2,269	2,577
Other deposits	652	658	676	696	779
Federal funds purchased and securities
sold under agreements to repurchase	65	69	77	99	118
Other borrowings	948	792	799	815	826
Subordinated debentures	163	389	385	391	384
TOTAL INTEREST EXPENSE	3,635	3,771	3,941	4,270	4,684
NET INTEREST INCOME	30,607	27,941	27,251	27,718	27,297
Provision for loan losses	1,295	1,299	775	771	2,831
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	29,312	26,642	26,476	26,947	24,466
NON-INTEREST INCOME
Trust income	1,484	1,440	1,240	1,309	1,416
Service charges on deposit accounts	4,645	4,368	3,930	3,865	4,289
Other service charges and fees	747	684	738	792	699
Mortgage lending income	1,553	1,705	1,445	1,294	1,464
Investment banking income	337	560	442	699	294
Credit card fees	4,655	4,104	4,207	4,079	4,318
Bank owned life insurance income	385	355	368	355	403
Gain on sale of securities	2	-	-	-	-
Gain on FDIC-assisted transactions	2,291	1,120	-	-	-
Net gain (loss) on assets covered by FDIC loss share agreements	(2,286)	(2,689)	(2,153)	(2,665)	(826)
Other income	930	165	876	995	786
TOTAL NON-INTEREST INCOME	14,743	11,812	11,093	10,723	12,843
NON-INTEREST EXPENSE
Salaries and employee benefits	17,674	15,911	16,590	16,824	15,973
Occupancy expense, net	2,311	2,182	2,029	2,081	1,930
Furniture and equipment expense	1,835	1,835	1,608	1,604	1,721
Other real estate and foreclosure expense	311	280	194	207	146
Deposit insurance	614	444	457	571	295
Merger related costs	1,081	815	-	-	-
Other operating expenses	8,340	7,219	7,366	7,350	8,381
TOTAL NON-INTEREST EXPENSE	32,166	28,686	28,244	28,637	28,446
NET INCOME BEFORE INCOME TAXES	11,889	9,768	9,325	9,033	8,863
Provision for income taxes	3,856	3,008	2,789	2,678	2,558
NET INCOME	$8,033	$6,760	$6,536	$6,355	$6,305
BASIC EARNINGS PER SHARE	$0.48	$0.41	$0.38	$0.37	$0.37
DILUTED EARNINGS PER SHARE	$0.48	$0.41	$0.38	$0.37	$0.37

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Year-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2012	2012	2012	2012	2011
(in thousands, except per share data)
INTEREST INCOME
Loans not covered by loss share agreements	$91,734	$67,822	$44,630	$22,272	$95,713
Loans covered by FDIC loss share agreements	22,767	16,009	10,967	5,973	17,118
Federal funds sold	7	4	1	-	6
Investment securities	12,721	9,615	6,588	3,275	14,583
Mortgage loans held for sale	637	487	317	153	503
Assets held in trading accounts	48	37	25	12	33
Interest bearing balances due from banks	1,220	919	652	303	1,100
TOTAL INTEREST INCOME	129,134	94,893	63,180	31,988	129,056
INTEREST EXPENSE
Time deposits	7,943	6,136	4,273	2,269	11,314
Other deposits	2,682	2,029	1,372	696	3,611
Federal funds purchased and securities
sold under agreements to repurchase	310	248	176	99	450
Other borrowings	3,354	2,406	1,613	815	3,512
Subordinated debentures	1,328	1,166	777	391	1,509
TOTAL INTEREST EXPENSE	15,617	11,985	8,211	4,270	20,396
NET INTEREST INCOME	113,517	82,908	54,969	27,718	108,660
Provision for loan losses	4,140	2,846	1,546	771	11,676
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	109,377	80,062	53,423	26,947	96,984
NON-INTEREST INCOME
Trust income	5,473	3,988	2,549	1,309	5,375
Service charges on deposit accounts	16,808	12,163	7,795	3,865	16,808
Other service charges and fees	2,961	2,211	1,530	792	2,980
Mortgage lending income	5,997	4,441	2,739	1,294	4,188
Investment banking income	2,038	1,700	1,141	699	1,478
Credit card fees	17,045	12,390	8,286	4,079	16,828
Bank owned life insurance income	1,463	1,078	723	355	1,481
Gain on sale of securities	2	-	-	-	-
Gain on FDIC-assisted transactions	3,411	1,120	-	-	-
Net gain (loss) on assets covered by FDIC loss share agreements	(9,793)	(7,507)	(4,818)	(2,665)	154
Other income	2,966	2,037	1,871	995	4,173
TOTAL NON-INTEREST INCOME	48,371	33,621	21,816	10,723	53,465
NON-INTEREST EXPENSE
Salaries and employee benefits	66,999	49,323	33,414	16,824	65,058
Occupancy expense, net	8,603	6,291	4,110	2,081	8,443
Furniture and equipment expense	6,882	5,047	3,212	1,604	6,633
Other real estate and foreclosure expense	992	681	401	207	678
Deposit insurance	2,086	1,472	1,028	571	2,387
Merger related costs	1,896	815	-	-	357
Other operating expenses	30,275	21,928	14,716	7,350	31,094
TOTAL NON-INTEREST EXPENSE	117,733	85,557	56,881	28,637	114,650
NET INCOME BEFORE INCOME TAXES	40,015	28,126	18,358	9,033	35,799
Provision for income taxes	12,331	8,475	5,467	2,678	10,425
NET INCOME	$27,684	$19,651	$12,891	$6,355	$25,374
BASIC EARNINGS PER SHARE	$1.64	$1.16	$0.75	$0.37	$1.47
DILUTED EARNINGS PER SHARE	$1.64	$1.16	$0.75	$0.37	$1.47

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2012	2012	2012	2012	2011
(in thousands)
Tier 1 capital
Stockholders' equity	$406,062	$404,248	$407,413	$409,312	$407,911
Trust preferred securities, net allowable	20,000	20,000	30,000	30,000	30,000
Disallowed intangible assets, net of deferred tax	(48,966)	(48,053)	(47,235)	(47,607)	(47,889)
Unrealized gain on AFS securities	(257)	(582)	(501)	(388)	(439)

Total Tier 1 capital	376,839	375,613	389,677	391,317	389,583

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	19	14	15	14	9
Qualifying allowance for loan losses	24,743	24,395	22,910	22,096	22,682

Total Tier 2 capital	24,762	24,409	22,925	22,110	22,691

Total risk-based capital	$401,601	$400,022	$412,602	$413,427	$412,274

Risk weighted assets	$1,974,800	$1,946,344	$1,825,808	$1,759,932	$1,805,585

Adjusted average assets for leverage ratio	$3,484,504	$3,216,488	$3,217,291	$3,231,257	$3,284,379

Ratios at end of quarter
Equity to assets	11.51%	11.84%	12.51%	12.33%	12.29%
Tangible common equity to tangible assets	9.87%	10.18%	10.81%	10.66%	10.61%
Tier 1 leverage ratio	10.81%	11.68%	12.11%	12.11%	11.86%
Tier 1 risk-based capital ratio	19.08%	19.30%	21.34%	22.23%	21.58%
Total risk-based capital ratio	20.34%	20.55%	22.60%	23.49%	22.83%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2012	2012	2012	2012	2011
(in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$185,536	$175,760	$176,325	$175,013	$189,970
Student loans	34,145	36,441	39,823	44,059	47,419
Other consumer	105,319	107,604	107,284	110,001	109,211
Total consumer	325,000	319,805	323,432	329,073	346,600
Real Estate
Construction	138,132	128,423	117,235	109,979	109,825
Single-family residential	356,907	355,976	355,978	349,009	355,094
Other commercial	568,166	546,224	550,418	537,807	536,372
Total real estate	1,063,205	1,030,623	1,023,631	996,795	1,001,291
Commercial
Commercial	141,336	138,719	140,868	144,772	141,422
Agricultural	93,805	130,727	122,245	69,598	85,728
Total commercial	235,141	269,446	263,113	214,370	227,150
Other	5,167	3,527	4,560	3,415	4,728
Total Loans	$1,628,513	$1,623,401	$1,614,736	$1,543,653	$1,579,769

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Treasury	$-	$-	$-	$4,000	$4,000
U.S. Government agencies	288,098	303,640	315,493	267,991	308,779
Mortgage-backed securities	49	51	56	59	62
State and political subdivisions	207,374	206,319	209,043	208,334	211,673
Other securities	620	620	930	930	930
Total held-to-maturity	496,141	510,630	525,522	481,314	525,444
Available-for-Sale
U.S. Government agencies	152,481	164,467	148,837	157,631	153,627
Mortgage-backed securities	20,634	24,333	2,493	2,528	2,557
State and political subdivisions	2,988	-	-	-	-
FHLB stock	5,498	5,788	5,578	6,241	6,237
Other securities	9,741	10,463	10,058	10,066	9,791
Total available-for-sale	191,342	205,051	166,966	176,466	172,212
Total investment securities	$687,483	$715,681	$692,488	$657,780	$697,656
Fair value - HTM investment securities	$500,578	$516,419	$531,499	$486,743	$532,206

Investment Securities - QTD Average
Taxable securities	$495,917	$467,988	$471,826	$459,164	$466,369
Tax exempt securities	210,101	206,361	209,006	209,361	208,803
Total investment securities - QTD average	$706,018	$674,349	$680,832	$668,525	$675,172

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2012	2012	2012	2012	2011
(in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$28,145	$28,397	$28,325	$30,108	$29,151
Loans charged off
Credit cards	884	806	829	997	1,262
Other consumer	362	358	252	226	530
Real estate	705	773	78	2,539	885
Commercial	163	86	165	129	226
Total loans charged off	2,114	2,023	1,324	3,891	2,903

Recoveries of loans previously charged off
Credit cards	194	242	212	210	244
Other consumer	177	107	135	156	100
Real estate	144	61	248	930	436
Commercial	41	62	26	41	249
Total recoveries	556	472	621	1,337	1,029
Net loans charged off	1,558	1,551	703	2,554	1,874
Provision for loan losses	1,295	1,299	775	771	2,831
Balance, end of quarter	$27,882	$28,145	$28,397	$28,325	$30,108

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans
Real estate	$7,135	$6,197	$6,851	$6,898	$10,315
Commercial	618	894	676	942	1,253
Consumer	1,370	1,389	1,462	1,299	1,339
Total nonaccrual loans	9,123	8,480	8,989	9,139	12,907
Loans past due 90 days or more
Government guaranteed student loans	2,234	2,324	3,275	3,434	2,483
Other loans	681	1,001	509	606	785
Total loans past due 90 days or more	2,915	3,325	3,784	4,040	3,268
Total non-performing loans	12,038	11,805	12,773	13,179	16,175
Other non-performing assets
Foreclosed assets held for sale	21,556	23,126	23,947	24,542	22,887
Acquired foreclosed assets held for sale, not covered
by FDIC loss share agreements	11,796	6,539	-	-	-
Other non-performing assets	221	60	-	1	-
Total other non-performing assets	33,573	29,725	23,947	24,543	22,887
Total non-performing assets	$45,611	$41,530	$36,720	$37,722	$39,062
Performing TDRs (troubled debt restructurings)	$11,015	$10,995	$11,492	$11,531	$11,391

Ratios (1) (2)
Allowance for loan losses to total loans	1.71%	1.73%	1.76%	1.83%	1.91%
Allowance for loan losses to non-performing loans	232%	238%	222%	215%	186%
Non-performing loans to total loans	0.74%	0.73%	0.79%	0.85%	1.02%
Non-performing assets (including performing TDRs)
to total assets	1.61%	1.54%	1.48%	1.48%	1.52%
Non-performing assets to total assets	1.29%	1.22%	1.13%	1.14%	1.18%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	1.23%	1.15%	1.03%	1.03%	1.10%
Annualized net charge offs to total loans	0.38%	0.38%	0.18%	0.66%	0.47%
Annualized net credit card charge offs to
total credit card loans	1.54%	1.27%	1.42%	1.75%	2.20%
Annualized net charge offs to total loans
(excluding credit cards)	0.24%	0.27%	0.02%	0.52%	0.24%
Past due loans >30 days (excluding nonaccrual)	0.63%	0.75%	0.68%	0.83%	0.82%
Past due loans >30 days (excluding nonaccrual)
(excluding Gov't guaranteed student loans)	0.44%	0.48%	0.42%	0.47%	0.56%

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements, except for their inclusion in total assets.
(2) Excludes acquired foreclosed assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2012	2012	2012	2012	2011

ASSETS

Earning Assets
Interest bearing balances due from banks	0.24%	0.22%	0.25%	0.21%	0.24%
Investment securities	2.39%	2.46%	2.66%	2.69%	2.81%
Mortgage loans held for sale	3.33%	3.52%	3.74%	3.60%	3.92%
Assets held in trading accounts	0.57%	0.61%	0.67%	0.71%	0.38%
Loans, including covered loans*	6.59%	6.40%	6.47%	6.72%	6.29%
Total interest earning assets	4.45%	4.45%	4.41%	4.51%	4.38%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.18%	0.20%	0.21%	0.22%	0.25%
Time deposits	0.80%	0.88%	0.96%	1.06%	1.14%
Total interest bearing deposits	0.42%	0.47%	0.51%	0.56%	0.63%
Federal funds purchased and securities
sold under agreement to repurchase	0.25%	0.38%	0.37%	0.37%	0.43%
Other borrowings	4.21%	3.49%	3.59%	3.65%	3.58%
Subordinated debentures	3.14%	5.06%	5.01%	5.08%	4.93%
Total interest bearing liabilities	0.57%	0.65%	0.68%	0.73%	0.79%

NET INTEREST MARGIN/SPREAD

Net interest spread	3.88%	3.80%	3.73%	3.78%	3.59%
Net interest margin - quarter-to-date	3.99%	3.94%	3.87%	3.93%	3.76%
Net interest margin - year-to-date	3.93%	3.91%	3.90%	3.93%	3.85%

* Covered loans are loans covered by FDIC loss share agreements.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2012	2012	2012	2012	2011
(in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.48	$0.41	$0.38	$0.37	$0.37
Core earnings (excludes nonrecurring items) (non-GAAP)	7,404	6,575	6,536	6,355	6,305
Diluted core earnings per share (non-GAAP)	0.44	0.40	0.38	0.37	0.37
Cash dividends declared per common share	0.20	0.20	0.20	0.20	0.19
Cash dividends declared - amount	3,323	3,334	3,395	3,444	3,271
Return on average stockholders' equity	7.83%	6.61%	6.42%	6.21%	6.10%
Return on tangible equity	9.36%	7.85%	7.61%	7.36%	7.34%
Return on average assets	0.90%	0.82%	0.81%	0.78%	0.75%
Net interest margin (FTE)	3.99%	3.94%	3.87%	3.93%	3.76%
FTE adjustment - investments	1,134	1,138	1,196	1,192	1,219
FTE adjustment - loans	11	11	12	11	12
Amortization of intangibles	126	74	74	74	214
Amortization of intangibles, net of taxes	77	45	45	45	130
Average shares outstanding	16,624,637	16,756,589	17,044,160	17,215,027	17,250,718
Average earning assets	3,165,595	2,938,994	2,957,022	2,961,047	3,008,249
Average interest bearing liabilities	2,521,901	2,323,202	2,323,711	2,346,185	2,356,044

YEAR-TO-DATE
Diluted earnings per share	$1.64	$1.16	$0.75	$0.37	$1.47
Core earnings (excludes nonrecurring items) (non-GAAP)	26,870	19,466	12,891	6,355	24,988
Diluted core earnings per share (non-GAAP)	1.59	1.15	0.75	0.37	1.45
Cash dividends declared per common share	0.80	0.60	0.40	0.20	0.76
Cash dividends declared - amount	13,496	10,173	6,839	3,444	13,156
Return on average stockholders' equity	6.77%	6.41%	6.31%	6.21%	6.25%
Return on tangible equity	8.05%	7.61%	7.49%	7.36%	7.54%
Return on average assets	0.83%	0.80%	0.79%	0.78%	0.77%
Net interest margin (FTE)	3.93%	3.91%	3.90%	3.93%	3.85%
FTE adjustment - investments	4,660	3,526	2,388	1,192	4,920
FTE adjustment - loans	45	34	23	11	50
Amortization of intangibles	348	222	148	74	884
Amortization of intangibles, net of taxes	212	135	90	45	537
Average shares outstanding	16,908,904	17,004,351	17,129,593	17,215,027	17,309,488
Average diluted shares outstanding	16,911,363	17,007,623	17,134,232	17,223,085	17,317,850
Average earning assets	3,008,840	2,952,324	2,959,034	2,961,047	2,954,285
Average interest bearing liabilities	2,378,748	2,331,032	2,334,948	2,346,185	2,362,028

END OF PERIOD
Book value per share	$24.55	$24.26	$24.03	$23.82	$23.70
Tangible book value per share	20.66	20.47	20.37	20.21	20.09
Shares outstanding	16,542,778	16,660,278	16,956,991	17,182,526	17,212,317
Full-time equivalent employees	1,068	1,073	1,074	1,077	1,083
Total number of ATM's	110	106	102	102	102
Total number of financial centers	92	88	84	84	84
Parent company only - investment in subsidiaries	368,847	387,944	386,441	384,713	381,236
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2012	2012	2012	2012	2011
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$8,033	$6,760	$6,536	$6,355	$6,305
Nonrecurring items
Gain on FDIC assisted transactions	(2,291)	(1,120)	-	-	-
Merger related costs	1,081	815	-	-	-
FHLB prepayment penalties	175	-	-	-	-
Tax effect	406	120	-	-	-
Net nonrecurring items	(629)	(185)	-	-	-
Core earnings (non-GAAP)	$7,404	$6,575	$6,536	$6,355	$6,305

Diluted earnings per share	$0.48	$0.41	$0.38	$0.37	$0.37
Nonrecurring items
Gain on FDIC assisted transactions	(0.14)	(0.07)	-	-	-
Merger related costs	0.07	0.05	-	-	-
FHLB prepayment penalties	0.01	-	-	-	-
Tax effect	0.02	0.01	-	-	-
Net nonrecurring items	(0.04)	(0.01)	-	-	-
Diluted core earnings per share (non-GAAP)	$0.44	$0.40	$0.38	$0.37	$0.37

YEAR-TO-DATE
Net Income	$27,684	$19,651	$12,891	$6,355	$25,374
Nonrecurring items
Gain on sale of MasterCard stock (1)	-	-	-	-	(1,132)
Gain on FDIC assisted transactions	(3,411)	(1,120)	-	-	-
Merger related costs	1,896	815	-	-	357
FHLB prepayment penalties	175	-	-	-	-
Branch right sizing	-	-	-	-	141
Tax effect	526	120	-	-	248
Net nonrecurring items	(814)	(185)	-	-	(386)
Core earnings (non-GAAP)	$26,870	$19,466	$12,891	$6,355	$24,988

Diluted earnings per share	$1.64	$1.16	$0.75	$0.37	$1.47
Nonrecurring items
Gain on sale of MasterCard stock (1)	-	-	-	-	(0.07)
Gain on FDIC assisted transactions	(0.21)	(0.07)	-	-	-
Merger related costs	0.12	0.05	-	-	0.02
FHLB prepayment penalties	0.01	-	-	-	-
Branch right sizing	-	-	-	-	0.01
Tax effect	0.03	0.01	-	-	0.02
Net nonrecurring items	(0.05)	(0.01)	-	-	(0.02)
Diluted core earnings per share (non-GAAP)	$1.59	$1.15	$0.75	$0.37	$1.45

(1) Gain from liquidation of Class B shares received as part of MasterCard's 2006 IPO.